UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2025

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock	QVCGA	The Nasdaq Stock Market LLC
Series B Common Stock	QVCGB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

QVC Group, Inc. (formerly known as Qurate Retail Inc., “QVC Group”) has executed a new employment agreement with David Rawlinson II, the President and Chief Executive Officer of QVC Group, effective February 27, 2025 (the “Employment Agreement”). The Employment Agreement provides for an initial term expiring December 31, 2027 (the “Initial Term”), which may be extended through December 31, 2028, if mutually agreed (together with the Initial Term, the “Term”).

The following description of Mr. Rawlinson’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Base Salary; Annual Cash Bonus. Pursuant to the Employment Agreement, Mr. Rawlinson will receive an annual base salary of $1.75 million, retroactive to January 1, 2025. Mr. Rawlinson will be eligible to receive an annual target cash bonus during each year of the Term equal to 200% of his annual base salary, capped at 300% of his annual base salary each year.

Retention Bonus. Mr. Rawlinson will receive a retention bonus of $2,250,000, which will be subject to repayment on a pro-rated, after tax, basis in the event Mr. Rawlinson is terminated for Cause or terminates his employment without Good Reason (each as defined in the Employment Agreement), in either case, prior to the end of the Initial Term.

Term Restricted Stock Units. Subject to Mr. Rawlinson’s continued employment through the date of grant, Mr. Rawlinson will receive a grant of restricted stock units with respect to shares of QVC Group’s Series A common stock (“QVCGA”) with a grant date fair value equal to $6,000,000 (the “Term Restricted Stock Units”). The Term Restricted Stock Units will vest in three equal tranches on each of December 10, 2025, December 10, 2026, and December 10, 2027, in each case, subject to Mr. Rawlinson remaining employed by QVC Group or a subsidiary through the applicable vesting date.

Multiyear Performance Award. Subject to Mr. Rawlinson’s continued employment through the date of grant, Mr. Rawlinson will receive a long-term cash award with a target grant date value equal to $15 million (the “Performance Award”), which can be earned between 50% and 200% of the target value of $5,000,000 each year (referred to as “tranche”) for three years, based on the QVCGA stock price as measured after earnings are released each year relative to the stock price as measured after the prior year’s earnings are released and Mr. Rawlinson remaining employed by QVC Group or a subsidiary through the date the level of achievement of the applicable performance metrics are determined for that tranche (each date, a “determination date”).

Restrictive Covenants. Mr. Rawlinson is subject to certain restrictive covenants during and following his employment, including perpetual confidentiality provisions and non-competition and non-interference provisions during his employment and for 18 months following the termination of his employment for any reason and non-solicitation of employees provisions during his employment and for two years following the termination of his employment for any reason.

Termination. The Employment Agreement also provides that, in the event Mr. Rawlinson is terminated for Cause or terminates his employment without Good Reason (each as defined in the Employment Agreement), he will be entitled only to his accrued base salary and any accrued vacation through the date of termination, any unpaid expense reimbursements, any vested benefits owed in accordance with other applicable plans, programs and arrangements of QVC Group and any amounts due under applicable law (the “Standard Entitlements”). In addition, if Mr. Rawlinson terminates his employment without Good Reason, he will be entitled to any awarded but unpaid annual bonus for the calendar year prior to the year in which the termination occurred (“Prior Year Annual Bonus”), subject to his execution of a release and compliance with the restrictive covenants. In each case, he will also forfeit all rights to his unvested Performance Award and unvested Term Restricted Stock Units.

If, however, Mr. Rawlinson is terminated without Cause or if he terminates his employment for Good Reason, he will receive the Standard Entitlements and, subject to the execution of a release and compliance with the restrictive covenants, 1.5 times the sum of his base compensation and his target annual bonus paid in installments over 18 months as well as any Prior Year Annual Bonus. The vesting tranche of Mr. Rawlinson’s Term Restricted Stock Units that is scheduled to vest in the calendar year of his termination, to the extent not already vested, will vest. However, if Mr. Rawlinson’s termination occurs within 12 months following an approved transaction (as such term is defined in QVC Group’s 2020 Omnibus Incentive Plan), his Term Restricted Stock Units will vest in full. The vesting tranche of Mr. Rawlinson’s Performance Award that would have been paid to Mr. Rawlinson had he remained employed through the first determination date following his termination of employment will remain outstanding and eligible to be earned based on actual performance through the performance period. The vesting of the portion of Mr. Rawlinson’s Term Restricted Stock Units and Performance Award, as described herein, will be subject, in any case, to his execution of a release and compliance with the restrictive covenants.

In the case of Mr. Rawlinson’s death or disability, the Employment Agreement provides for (i) payment of the Standard Entitlements, (ii) continued payment of his base salary for one year and (iii) payment of any Prior Year Annual Bonus, subject, in the case of (ii) and (iii) to the execution of a release and compliance with the restrictive covenants. In addition, any unvested Term Restricted Stock Units will vest in full and, subject to Mr. Rawlinson’s execution of a release, the vesting tranche of Mr. Rawlinson’s Performance Award that would have been paid to Mr. Rawlinson had he remained employed through the first determination date following his termination of employment will remain outstanding and eligible to be earned based on actual performance through the performance period.

If Mr. Rawlinson’s employment is terminated at or following expiration of the Term, he will receive the Standard Entitlements and, except in the case of a termination for Cause, and subject to the execution of a release and compliance with the restrictive covenants, Mr. Rawlinson will receive any Prior Year Annual Bonus and the annual bonus for the calendar year in which the Term is scheduled to end and the last vesting tranche of his Performance Award will remain outstanding and eligible to be earned based on actual performance through the performance period.

Item 7.01. Regulation FD Disclosure.

On February 28, 2025, the Company issued a press release regarding the Employment Agreement.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of February 27, 2025, by and between David Rawlinson and QVC Group, Inc.
99.1	Press Release, dated February 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2025

QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary